EXHIBIT 99.10

SUBSIDIARY PLEDGE AGREEMENT

THIS SUBSIDIARY PLEDGE AGREEMENT is made and entered into as of March ___, 2003 (this “Agreement”) between HEALTHMONT, INC., a Tennessee corporation (the “Company”), and SUNLINK HEALTH SYSTEMS, INC., an Ohio corporation, as lender (together with its successors in such capacity, the “Lender”).

Statement of Facts

A.       Pursuant to the Loan Agreement of even date herewith among the Company, any lenders party thereto, and the Lender (the Lender, together with its successors and assigns collectively shall be referred to as the “Secured Party”) (as the same may be hereafter amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), the Secured Party has made a term loan to the Borrower.

B.        Pursuant to the Subsidiary Guaranty Agreement of even date herewith executed by the Company and the other Guarantors party thereto in favor of the Secured Party (the “Guaranty”), the Company has guaranteed repayment in full of the Secured Obligations (defined below).

C.       It is a condition to the Loan Agreement that the Company execute and deliver this Agreement to secure the Secured Obligations.

Statement of Terms

1.        Definitions. Terms used in this Agreement and not defined herein have the meanings given in the Loan Agreement. The following additional terms have the following meanings as used herein:

“Collateral” has the meaning set forth in Section 3(a).

“Company Disclosure Schedule” means the Company Disclosure Schedule to the Merger Agrement.

“Pledged Stock” means 100% of the issued and outstanding capital stock or other equity interest of each Subsidiary, together with any and all rights to acquire the same, that the Company may now or hereafter own, control or hold, which stock, interests or rights, as of the date of this Agreement is described on Schedule I.

“Secured Obligations” means the obligations secured under this Agreement which include all Guaranteed Obligations, as defined in the Guaranty.

“Security Interests” means the security interests in the Collateral granted hereunder securing the Secured Obligations.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Georgia; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Georgia, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

2.        Representations and Warranties. The Company represents and warrants as follows:

(a)       The Company owns all of the Pledged Stock, free and clear of any Liens other than the Security Interests and as disclosed in Section 3.2 of the Company Disclosure Schedule. All of the Pledged Stock has been duly authorized and validly issued, and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person. The Company is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

(b)      Upon the delivery of certificates representing the Pledged Stock to the Agent in accordance with Section 4, the Agent will have valid and perfected security interests in the Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. Neither the Company nor any of its Subsidiaries has performed or will perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

(c)       The chief executive office of the Company is located at its address set forth on Schedule 10.01 of the Loan Agreement. Under the Uniform Commercial Code as in effect in the state in which such office is located, no local filing is required to perfect a security interest in the Pledged Stock.

(d)      Notwithstanding the foregoing or any other terms in this Agreement, the rights and the pledge provided to the Lender pursuant to this Agreement are subordinate in all respects to the pledge of the Pledged Stock to Heller under the Heller Loan Documents and all of Heller’s rights related to such pledge.

3.        The Security Interests. In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms hereof, and to secure the performance of all the obligations of the Company hereunder:

(a)       The Company hereby pledges to and with the Lender for the benefit of the Secured Party and grants to the Lender for the benefit of the Secured Party a security interest in the Pledged Stock, and all of its rights and privileges with respect to the Pledged Stock, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all proceeds of the foregoing (the “Collateral”). Contemporaneously with the execution and delivery hereof, the Company is delivering the certificates representing the Pledged Stock in pledge hereunder.

(b)      In the event that any Subsidiary at any time issues any additional or substitute shares of capital stock or equity interests of any class, or any rights to acquire the same, the Company will immediately pledge and deposit with the Lender certificates representing all such shares, interests, or rights as additional security for the Secured Obligations. All such shares, interests or rights constitute Pledged Stock and are subject to all provisions of this Agreement.

(c)       The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Company with respect to any of the Collateral or any transaction in connection therewith.

4.        Delivery of Pledged Stock. All certificates representing Pledged Stock delivered to the Lender by the Company pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Lender.

5.        Filing; Further Assurances. (a) The Company will, at its expense and in such manner and form as the Lender may reasonably require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary, or that the Lender may reasonably request, in order to create, preserve, perfect or validate any Security Interest or to enable the Lender to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Company hereby authorizes the Agent to execute and file, in the name of the Company or otherwise, UCC financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which are necessary (or which the Lender, reasonably deems advisable) to further perfect the Security Interests.

(b)      The Company agrees that it will not change (i) its name, identity or form of organization in any manner or (ii) the location of its chief executive office unless it shall have given the Lender at least 30 days’ prior notice thereof.

6.        Record Ownership of Pledged Stock. The Lender may at any time or from time to time, upon the occurrence and during the continuance of an Event of Default, in its sole discretion, cause any or all of the Pledged Stock to be transferred of record into the name of the Lender or its nominee. The Company will promptly give to the Lender copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Company and the Lender will promptly give to the Company copies of any notices and communications received by the Lender with respect to Pledged Stock registered in the name of the Lender or its nominee.

7.        Right to Receive Distributions on Collateral. The Lender shall have the right to receive and, upon the occurrence and during the continuance of any Event of Default, to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and the Company shall take all such action as the Agent may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by the Company shall be received in trust as Collateral for the benefit of the Lender and the Secured Party and, if the Lender so directs upon the occurrence and during the continuance of an Event of Default, shall be segregated from other funds of the Company and shall, forthwith upon demand by the Lender during the continuance of an Event of Default, be paid over to the Lender as Collateral in the same form as received (with any necessary endorsement). After all Events of Default that shall have occurred have been cured, the Lender’s right to retain dividends, interest and other payments and distributions under this Section 7 shall cease and the Lender shall promptly pay over to the Company any such Collateral retained by the Lender during the continuance of such Events of Default. To the extent the declaration and payment of a dividend, interest or other payment and distribution to the Company with respect to the Collateral is not prohibited by the Loan Agreement, then, so long as no Default or Event of Default then exists, the Lender shall allow the Company to receive and retain the same. Notwithstanding the foregoing, all distributions of Pledged Stock shall be received and retained by the Lender as Collateral.

8.        Right to Vote Pledged Stock. (a) Except as provided in subparagraph (b) below, the Company shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock.

(b)      If an Event of Default shall have occurred and be continuing and the Lender shall have declared the Secured Obligations to be immediately due and payable, the Lender shall have the right to the extent permitted by law and the Company shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Lender were the absolute and sole owner thereof.

9.        General Authority. The Company hereby irrevocably appoints the Lender its true and lawful attorney, with full power of substitution, in the name of the Company, the Lender, the Secured Party or otherwise, for the sole use and benefit of the Lender and Secured Party, but at the expense of the Company, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(i)        to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(ii)       settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iii)     to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Lender were the absolute owner thereof, and

(iv)      to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Lender shall give the Company not less than ten days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral. The Lender and the Company agree that such notice constitutes “reasonable notification” within the meaning of Section 9-504(3) of the UCC.

10.      Remedies upon Event of Default. (a) If any Event of Default shall have occurred and be continuing, the Lender may exercise on behalf of the Secured Party all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Lender may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law:

(i)        apply the cash, if any, then held by it as Collateral as specified in Section 13, and

(ii)       if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Lender may deem satisfactory.

(b)      Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Lender is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933, as amended, and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Lender deems necessary or advisable in order to comply with said Act or any other law. The Company covenants and agrees that it will, upon the Lender’s request, execute and deliver such documents and take such other action as the Lender deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Company which may be waived, and the Company, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Lender may determine. The Lender shall not be obligated to make any such sale pursuant to any such notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

11.      Expenses. The Company agrees that it will forthwith upon demand pay to the Lender:

(i)        the amount of any taxes which the Lender may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

(ii)       the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Lender may actually incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Lender of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

Any such amount not paid on demand shall bear interest at the Default Rate, as would be applied to defaulted Loans under the Loan Agreement.

12.      Limitation on Duty of Lender in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Lender shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior Party or any other rights pertaining thereto. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Lender in good faith.

13.      Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Lender in the following order of priorities:

first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Lender, and all expenses, liabilities and advances incurred or made by the Lender in connection therewith, and any other unreimbursed expenses for which the Lender or any other Secured Party is to be reimbursed pursuant to the Loan Agreement or Section 11 hereof and unpaid fees owing under the Loan Agreement;

second, to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Loan Agreement;

third, to the ratable payment of unpaid principal of the Secured Obligations;

fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

finally, to payment to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

14.      Concerning the Agent. In furtherance and not in derogation of the rights, privileges and immunities of the Agent (if one is appointed pursuant to the Loan Agreement) set forth in the Loan Agreement:

(a)       The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its good faith discretion.

(b)      The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Company.

15.      Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint one or more banks or trust companies or one or more other Persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Secured Party with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 14 and in the Loan Agreement).

16.      Termination of Security Interests; Release of Collateral. Upon the indefeasible payment in full of all Secured Obligations and the termination of the Commitments under the Loan Agreement, the Security Interests shall automatically terminate and all rights to the Collateral shall automatically revert to the Company. Prior to such termination of the Security Interests, the Lender may release any of the Collateral only upon approval by the Required Lenders unless otherwise provided in the Loan Agreement. Upon any such termination of the Security Interests or release of Collateral, the Lender will, at the expense of the Company, promptly execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

17.      Notices. All notices, communications and distributions hereunder shall be given in accordance with the notice provisions of the Loan Agreement.

18.      Waivers, Non-Exclusive Remedies. No failure on the part of the Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right under the Loan Agreement, any other Loan Document or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement, the other Security Documents and the Loan Agreement are cumulative and are not exclusive of any other remedies provided by law.

19.      Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of and be enforceable by the Agent and the Secured Party and their respective successors and assigns, as permitted by Section 10.04 of the Loan Agreement. Without limiting the generality of the preceding sentence, pursuant to the Loan Agreement, any Secured Party may assign or grant participations in all or any part of the Obligations, whereupon such assignee or participant shall become entitled to all of the rights in respect thereof granted to any Secured Party herein.

20.      Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Company and the Lender with the consent of the Required Lenders.

21.      Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without regard to principles of conflicts of laws thereof.

22.      Jury Trial Waiver; Consent to Forum. (a) THE COMPANY AND EACH SECURED PARTY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY MATTER ARISING HEREUNDER OR THEREUNDER TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW.

23.      THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA COURT SITTING IN THE CITY OF ATLANTA, GEORGIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED

HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

24.      Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed and applied together with the Loan Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Secured Party and the Company with respect to the matters referred to herein and therein.

25.      Entire Agreement. This Agreement and the other Loan Documents executed by the Company to secure its obligations and liabilities hereunder and under the Loan Agreement constitute the sole and entire agreement between the Company and the Secured Party with respect to the subject matter hereof and supersedes and replaces and any all prior agreements, understandings, negotiations or correspondence among them with respect thereto.

26.      Time of the Essence. Time is of the essence of this Agreement.

27.      Headings. All Section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of the provisions of this Agreement.

28.      Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the Party hereto have caused this Subsidiary Pledge Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

COMPANY: HEALTHMONT, INC.
By:

Timothy S. Hill President

LENDER: SUNLINK HEALTH SYSTEMS, INC.
By:

Robert M. Thornton, Jr. President and Chief Executive Officer

SCHEDULE I

Pledged Stock

Issuer	Class or Type	Percentage of Units of Such Class or Type

HealthMont of Georgia, Inc.	common stock	100%
HealthMont of Missouri, Inc.	common stock	100%